UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IPC THE HOSPITALIST COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4562058
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4605 Lankershim Boulevard, Suite 617 North Hollywood, California	91602
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-145850

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

Item 1.	Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.001 per share, of IPC The Hospitalist Company, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus which constitutes a part of the Registrant’s Registration Statement on Form S-1 No. 333-145850 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2007, as amended by Amendment No. 1 filed with the Commission on October 12, 2007, as further amended by Amendment No. 2 filed with the Commission on November 15, 2007, as further amended by Amendment No. 3 filed with the Commission on December 14, 2007, as further amended by Amendment No. 4 filed with the Commission on January 14, 2008, as further amended by Amendment No. 5 filed with the Commission on January 24, 2008, and as may be further amended, and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, and is incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

3.1	Amended and Restated Certificate of Incorporation of IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

3.2	Amended and Restated Bylaws of IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 3.2 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

5.1	Opinion of Sidley Austin LLP (incorporated by reference to Exhibit 5.1 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.1	IPC The Hospitalist Company, Inc. 2007 Equity Participation Plan, dated July 19, 2007, and the forms of agreements used thereunder (incorporated by reference to Exhibit 10.1 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.2	Form of Indemnification Agreement between IPC The Hospitalist Company, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.2 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.3	Form of Management Agreement between a subsidiary of the IPC The Hospitalist Company, Inc. and each of its affiliated professional organizations (incorporated by reference to Exhibit 10.3 of Amendment No. 2 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on November 15, 2007)

10.4	Second Amended and Restated Loan and Security Agreement, dated as of August 31, 2005, by and between Comerica Bank and IPC The Hospitalist Company, Inc. (f/k/a InPatient Consultants Management, Inc.)

(incorporated by reference to Exhibit 10.4 of Amendment No. 1 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on October 12, 2007)

10.5	LIBOR Addendum to Second Amended and Restated Loan and Security Agreement, dated as of August 31, 2005, by and between Comerica Bank and IPC the Hospitalist Company, Inc. (f/k/a InPatient Consultants Management, Inc.) (incorporated by reference to Exhibit 10.5 of Amendment No. 2 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on November 15, 2007)

10.6	First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of March 30, 2006 by and between Comerica Bank and IPC The Hospitalist Company, Inc. (f/k/a InPatient Consultants Management, Inc.) (incorporated by reference to Exhibit 10.6 of Amendment No. 1 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on October 12, 2007)

10.7	Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of January 31, 2007 by and between Comerica Bank and IPC The Hospitalist Company, Inc. (f/k/a InPatient Consultants Management, Inc.) (incorporated by reference to Exhibit 10.7 of Amendment No. 1 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on October 12, 2007)

10.8	Third Amendment to Second Amended and Restated Loan and Security Agreement, dated as of October 22, 2007, by and between Comerica Bank and IPC The Hospitalist Company, Inc. (f/k/a InPatient Consultants Management, Inc.) (incorporated by reference to Exhibit 10.8 of Amendment No. 2 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on November 15, 2007)

10.9	Master Security Agreement, dated as of September 26, 2007, by and between General Electric Capital Corporation and IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 10.9 of Amendment No. 1 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on October 12, 2007)

10.10	Premium Finance Agreement, Disclosure Statement and Security Agreement, dated as of December 21, 2006, by and between AICCO, Inc. and IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 10.10 of Amendment No. 2 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on November 15, 2007)

10.11	Employment Agreement between Adam D. Singer, M.D. and IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 10.11 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.12	Employment Agreement between R. Jeffrey Taylor and IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 10.12 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.13	Employment Agreement between Devra G. Shapiro and IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 10.13 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.14	Employment Agreement between Richard G. Russell and IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 10.14 of Amendment No. 4 of the Registrant’s

Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.15	IPC The Hospitalist Company, Inc. Nonqualified Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.15 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.16	IPC The Hospitalist Company, Inc. Executive Change of Control Plan (incorporated by reference to Exhibit 10.16 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.17	Second Amended and Restated Registration Rights Agreement, dated October 7, 2002, by and between IPC The Hospitalist Company, Inc. (f/k/a InPatient Consultants Management, Inc.), the founding stockholders signatory thereto and the investors signatory thereto (incorporated by reference to Exhibit 10.17 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.18	Warrant to Purchase Series B Convertible Preferred Stock issued March 7, 2000 by IPC The Hospitalist Company, Inc. (f/k/a InPatient Consultants Management, Inc.) to Comerica Incorporated (f/k/a Imperial Bank) and the amendments thereto (incorporated by reference to Exhibit 10.18 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.19	Warrant to Purchase Series C Convertible Preferred Stock issued January 29, 2001 by IPC The Hospitalist Company, Inc. (f/k/a InPatient Consultants Management, Inc.) to Comerica Incorporated (f/k/a Imperial Bank) and the amendments thereto (incorporated by reference to Exhibit 10.19 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.20	Warrant to Purchase Series C Convertible Preferred Stock issued February 28, 2002 by IPC The Hospitalist Company, Inc. (f/k/a InPatient Consultants Management, Inc.) to Comerica Incorporated (f/k/a Imperial Bank) and the amendments thereto (incorporated by reference to Exhibit 10.20 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.21	Warrant Agreement dated January 15, 2000 by and between Comdisco, Inc. and IPC The Hospitalist Company, Inc. (f/k/a InPatient Consultants Management, Inc.) (incorporated by reference to Exhibit 10.21 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.22	2002 Equity Participation Plan of IPC The Hospitalist Company, Inc. (f/k/a InPatient Consultants Management, Inc.) and the form of stock option agreement used thereunder (incorporated by reference to Exhibit 10.22 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.23	Written Consent of InPatient Consultants Management, Inc. dated January 31, 2007 amending the 2002 Equity Participation Plan (incorporated by reference to Exhibit 10.23 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.24	1997 Equity Participation Plan of IPC The Hospitalist Company, Inc. (f/k/a InPatient Consultants Management, Inc.) and the form of stock option agreement used thereunder

(incorporated by reference to Exhibit 10.24 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.25	Amendment No. 1 to the 1997 Equity Participation Plan of InPatient Consultants Management, Inc. dated April 29, 1998 (incorporated by reference to Exhibit 10.25 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.26	Amendment No. 2 to the 1997 Equity Participation Plan of InPatient Consultants Management, Inc. dated April 28, 1999 (incorporated by reference to Exhibit 10.26 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.27	Amendment No. 3 to the 1997 Equity Participation Plan of InPatient Consultants Management, Inc. dated October 10, 2000 (incorporated by reference to Exhibit 10.27 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

10.28	Form of Succession Agreement between an affiliated entity of IPC The Hospitalist Company, Inc. and its founding doctor (incorporated by reference to Exhibit 10.28 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

21.1	Subsidiaries of IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 21.1 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on August 31, 2007)

23.1	Consent of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.1 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on August 31, 2007)

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1) (incorporated by reference to Exhibit 23.2 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on August 31, 2007)

23.3	Consent of Independent Compensation Consultant (incorporated by reference to Exhibit 23.3 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on August 31, 2007)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.

Date: January 24, 2008	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer